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                                   FORM 8-A/A

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                       AFFILIATED COMPUTER SERVICES, INC.
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             (Exact name of registrant as specified in its charter)


         Delaware                                             51-0310342
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(State of incorporation or organization)                  (I.R.S. Employer
                                                          Identification No.)

2828 North Haskell, Dallas                                     75204
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(Address of principal executive offices)                     (Zip Code)

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
      If this form relates to the                              If this form relates to the registration
    registration of a class of debt                         of a class of debt securities and is to become
 securities and is effective upon filing                    effective simultaneously with the effectiveness
pursuant to the General Instruction A(c)(1)                 of a concurrent registration statement under the
   please check the following box. [ ]                         Securities Act of 1933 pursuant to General
                                                                 Instruction A(c)(2) please check the
                                                                        following box. [ ]
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Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class                     Name of each exchange on which
    to be so registered                     each class is to be registered
    ---------------------                   ------------------------------
    CLASS A COMMON STOCK,                    NEW YORK STOCK EXCHANGE
      $.01 PAR VALUE


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)


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Item 1.       Description of Registrant's Securities to be Registered

              On April 2, 1999, the Registrant amended and restated its Rights Agreement originally adopted on August 5, 1997 (the "Rights Agreement") between the Registrant and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, to change the rights agent to First City Transfer Company and to eliminate those provisions that require that certain actions may only be taken by "Continuing Directors" (as defined in the Rights Agreement). A copy of the Rights Agreement, as amended and restated, is included as Exhibit 4.1 to this registration statement and incorporated herein by reference.

ITEM 2.       EXHIBITS

4.1 Amended and Restated Rights Agreement, dated as of April 2, 1999, between Affiliated Computer Services, Inc. and First City Transfer Company, as Rights Agent.



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                                   SIGNATURES

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                  AFFILIATED COMPUTER SERVICES, INC.


                                  By: /s/ DAVID W. BLACK
                                      -----------------------------------------
                                      David W. Black, Executive Vice President
                                      and General Counsel


Dated:  May 14, 1999


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                               INDEX TO EXHIBITS



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  EXHIBIT
    NO.                                     DESCRIPTION
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
Exhibit 4.1 Amended and Restated Rights Agreement, dated as of April 2, 1999, between Affiliated Computer Services, Inc. and First City Transfer Company, as Rights Agent.
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